UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2019

Date of Report (Date of earliest event reported)

BODY AND MIND INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55940	98-1319227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 – 1095 West Pender Street Vancouver, British Columbia, Canada	V6E 2M6
(Address of principal executive offices)	(Zip Code)

(604) 376-3567

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2018, Body and Mind Inc. (the “Company”), through its wholly owned subsidiaries, DEP Nevada Inc., a Nevada corporation, and Nevada Medical Group LLC, a Nevada limited liability company, entered into a convertible loan agreement (the “Convertible Loan Agreement”) and a management agreement (the “Management Agreement”), respectively, with Comprehensive Care Group LLC (“CCG”), an Arkansas limited liability company, which agreements have an effective date of March 15, 2019, with respect to the development of a medical marijuana dispensary facility in West Memphis, Arkansas.

Pursuant to the Convertible Loan Agreement, DEP Nevada Inc. (“DEP”) has agreed to made advances to CCG from time to time up to USD$1,250,000 with the proceeds of such loan to be used to fund construction of the facility, working capital and initial operating expenses. The parties may mutually agree to adjust the amount of the loan to an increased amount or a lesser amount from time to time based on CCG’s reasonable operation and constructions needs as set forth in one or more commercially reasonable budgets to be prepared by CCG and presented to DEP. The interest on outstanding advances will be fixed at a rate of USD$6,000 per month until such time as the parties mutually agree to increase the interest on the outstanding advances to a fixed rate of USD$10,000 per month, payable monthly in arrears on or before the first calendar day of each month commencing March 1, 2019 (the “Maturity Date”). CCG shall not be obligated to pay any principal outstanding under the loan until March 30, 2021. Either CCG or DEP may unilaterally extend the Maturity Date by one (1) year and may thereafter continue to extend the Maturity Date on a yearly basis by increments of one (1) year (each, an “Extension Option”) by providing written notice of the exercise of the Extension Option by the party seeking an extension to the other party prior to the expiration of the then-current Maturity Date, provided, however, that under no circumstances shall any extended Maturity Date extend beyond the expiration of the term of the management agreement entered into between Nevada Medical Group LLC and CCG, as discussed below. CCG is not entitled to prepay all or part of the outstanding advances before the Maturity Date without prior written approval of DEP. Upon the latter of: (a) one year after granting of a medical marijuana dispensary license by the Arkansas Medical Marijuana Commission to CCG, or (b) one year after entering into the Convertible Loan Agreement DEP may, in its sole discretion, subject to DEP providing all reasonable assistance to obtain all necessary approvals from the applicable government authorities to engage in the medical marijuana dispensary business, elect to convert all of the outstanding indebtedness into preferred units of CCG equal to 40% of the overall member units of CCG, subject to approval of the Arkansas Medical Marijuana Commission, with the following preferred rights: (i) the right to an allocative share of 66.67% of the net profits of CCG (as defined in the Convertible Loan Agreement) and the right to distributions equal to 66.67% of the net profits on a monthly basis; (ii) the right to a 66.67% share of CCG’s assets upon dissolution of CCG; and (iii) the right to 66.67% of all voting rights of members of CCG.

The foregoing description of the Convertible Loan Agreement does not purport to be complete and is qualified in its entirety by the Convertible Loan Agreement which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

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In addition to the Convertible Loan Agreement, CCG issued a convertible promissory note (the “Convertible Promissory Note”) in favor of DEP, having an effective date of March 15, 2019, whereby CCG promises to pay to DEP the principal sum of USD$1,250,000 or so much thereof as is advanced or disbursed in the manner set forth under the Convertible Loan Agreement with interest on the balance of such principal sum from time to time outstanding.

The foregoing description of the Convertible Promissory Note does not purport to be complete and is qualified in its entirety by the Convertible Promissory Note which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Pursuant to the Management Agreement, Nevada Medical Group LLC, (“NMG”) agrees to provide operations and management services, including management, staffing, operations administration, oversight and other related services, as set out in Schedule A to the Management Agreement, to CCG’s retail facility, the building structure and real property upon with the building structure sits, located at 203 N. Ok St., West Memphis, AR 72301. In consideration for the services provided NMG, commencing on the effective date (March 15, 2019), CCG agrees to pay NMG a monthly management fee in the amount equal to 66.67% of the Monthly Net Profits (as defined below) of CCG for the immediately-preceding month, all as determined in a manner mutually agreeable to NMG and CCG. Notwithstanding the foregoing, in the event that DEP effectuates a Conversion (as defined under the Convertible Loan Agreement), then NMG’s monthly management fee shall equal USD$6,000.00 per month, unless otherwise agreed by the parties in writing. For purposes of the Management Agreement, “Monthly Net Profits” means, for each calendar month, an amount equal to CCG’s gross revenue for such calendar month less CCG’s operating expenses, including all applicable expenses as set out under Section 2 of the Management Agreement, cost of goods sold, interest, and tax for said month, all as reasonably determined in accordance with generally accepted accounting principles. The 33.33% remainder of the Monthly Net Profits shall be paid to CCG, which in its sole discretion, may distribute to its owners.

The foregoing description of the Management Agreement does not purport to be complete and is qualified in its entirety by the Management Agreement which is filed as Exhibit 10.3 hereto and is incorporated by reference herein.

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On March 21, 2019, the Company issued a news release announcing expansion into Arkansas with in-state partner, CCG. The companies will work together to develop a medical marijuana dispensary facility in West Memphis, Arkansas. Medical marijuana dispensaries in Arkansas are licensed for both retail sales and cultivation of up to 50 plants within the same facility.

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NMG and DEP, wholly owned subsidiaries of the Company, recently entered into a management agreement and a convertible loan agreement, respectively, with CCG whereby the Company has agreed to provide CCG with:

•	A management agreement whereby NMG will provide operations and management services, including management, staffing, operations, administration, oversight, and other related services. Under the management agreement, NMG will be paid a monthly management fee equal to a percentage of the monthly net profits of CCG, subject to conversion of the convertible loan as discussed below upon which the monthly management fee shall be USD$6,000 per month, unless otherwise agreed by the parties in writing.

•	A convertible loan of up to USD$1,250,000 from DEP to CCG with proceeds used to fund construction of the facility, working capital and initial operating expenses. The loan bears interest at a fixed rate of USD$6,000 per month until the parties mutually agree to increase the interest. Within one year of granting of a medical marijuana dispensary license or one year after entering into the convertible loan, DEP may elect to convert the loan into preferred units of CCG equal to 40% of all outstanding units of CCG, subject to approval of the Arkansas Medical Marijuana Commission.

Additionally, CCG has issued a convertible promissory note in favor of DEP which promises to pay DEP the principal sum of up to USD$1,250,000 or so much thereof is advanced under the terms of the convertible loan with interest on the balance of such principal sum from time to time outstanding.

A copy of the March 21, 2019 news release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description
10.1	Convertible Loan Agreement between DEP Nevada Inc. and Comprehensive Care Group LLC, dated effective March 15, 2019
10.2	Convertible Promissory Note issued by Comprehensive Care Group LLC to DEP Nevada Inc., dated effective March 15, 2019
10.3	Management Agreement between Nevada Medical Group LLC and Comprehensive Care Group LLC, dated effective March 15, 2019
99.1	News Release dated March 21, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODY AND MIND INC.

DATE: March 21, 2019	By:	/s/ Darren Tindale
Darren Tindale
Chief Financial Officer

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